As filed with the Securities and Exchange Commission on May 21, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	98-0573252
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

4690 Executive Drive, Suite 250

San Diego, CA 92121

(Address of principal executive offices, including zip code)

2011 Stock Incentive Plan, as amended

(Full title of the plan)

Punit Dhillon
President and Chief Executive Officer
OncoSec Medical Incorporated
4690 Executive Drive, Suite 250

San Diego, CA 92121

(855) 662-6732

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Steven G. Rowles, Esq.
Morrison & Foerster LLP
12531 High Bluff Drive

San Diego, California 92130

(858) 720-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	3,800,000	(3)	$0.27	$1,026,000	$139.95

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction.

(2)      Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low last sale prices of the registrant’s common stock reported on the Over-the-Counter Bulletin Board on May 14, 2013.

(3)      Represents additional shares to be registered under the OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended (the “Plan”).  Shares available for issuance under the Plan were initially registered on a registration statement on Form S-8 (File No. 333-176537) filed with the Securities and Exchange Commission on August 29, 2011.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) registers an additional 3,800,000 shares of common stock, par value $0.0001 per share, of OncoSec Medical Incorporated (the “Registrant”), that may be offered and sold under the OncoSec Medical Incorporated 2011 Stock Incentive Plan (as amended, the “Plan”), pursuant to Amendment No. 1 to the Plan approved by the Board of Directors and the stockholders of the Registrant on February 8, 2013 and April 15, 2013, respectively.  This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which another registration statement filed on this form relating to the same employee benefit plan is effective.  Pursuant to General Instruction E. to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-176537), filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2011, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Item 8.       Exhibits.

Exhibit Number	Document

4.1	Amendment No. 1 to the OncoSec Medical Incorporated 2011 Stock Incentive Plan

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C.

24.1	Power of Attorney (contained on the signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 21, 2013.

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Punit Dhillon and Veronica Vallejo, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Punit Dhillon	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2013
Punit Dhillon

/s/ Veronica Vallejo	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2013
Veronica Vallejo

/s/ James DeMesa	Director	May 21, 2013
James DeMesa

/s/ Avtar Dhillon	Director	May 21, 2013
Avtar Dhillon

/s/ Anthony Maida	Director	May 21, 2013
Anthony Maida, III

EXHIBIT INDEX

Exhibit Number	Document

4.1	Amendment No. 1 to the OncoSec Medical Incorporated 2011 Stock Incentive Plan

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C.

24.1	Power of Attorney (contained on the signature page)